EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
International DisplayWorks, Inc. and Subsidiaries

We have issued our report dated June 23, 2005, accompanying the financial statements of Three-Five Systems (Beijing) Co., Ltd. on Form 8-K/A as of December 31, 2004 and 2003 and for the years then ended. We hereby consent to the incorporation by reference of said report in the Registration Statements of International DisplayWorks, Inc. and Subsidiaries on Forms S-8 (File No.’s 333-120404 and 333-125563) and Form S-3 (File No. 333-123013 and 333-125559).

/s/ Grant Thornton

Hong Kong
June 23, 2005